Schedule C-1
                          Dated November 17, 2012
                                   To The
                       Investment Advisory Agreement
                          Dated February 17, 2006
                                  Between
          Touchstone Funds Group Trust and Touchstone Advisors, Inc.

                       Listing of Funds and Fee Rates

Name of Fund: Touchstone Ultra Short Duration Fixed Income Fund
Annual Basic Fee Rate: 0.25%

Name of Fund: Touchstone Short Duration Fixed Income Fund
Annual Basic Fee Rate: 0.25%


Name of Fund: Touchstone Mid Cap Fund
Annual Basic Fee Rate: 0.80% on the first $500 million of
                       assets; 0.75% on the next $500 million of assets; and 0.70% on assets over $1 billion


Name of Fund: Touchstone Touchstone Small Cap Value Fund
Annual Basic Fee Rate: 0.95% on the first $100 million of
                       assets; 0.90% on assets over $100
                       million


Name of Fund: Touchstone Premium Yield Equity Fund
Annual Basic Fee Rate: 0.70% on the first $100 million of assets and 0.65% on assets over $100 million

Name of Fund: Touchstone Total Return Bond Fund
Annual Basic Fee Rate: 0.35%


Name of Fund: Touchstone Emerging Markets Equity Fund
Annual Basic Fee Rate: 1.05% on the first $200 million of
                       assets; 1.00% on the next $200 million of assets; and 0.90% on assets over $400 million


Name of Fund: Touchstone Mid Cap Value Fund
Annual Basic Fee Rate: 0.85% on the first $100 million of
                       assets; 0.80% on the next $300 million of assets; and 0.75% on assets over $400 million


Name of Fund: Touchstone Mid Cap Value Fund
Annual Basic Fee Rate: 0.85% on the first $100 million of
                       assets; 0.80% on the next $300 million of assets; and 0.75% on assets over $400 million


Name of Fund: Touchstone Global Equity Fund
Annual Basic Fee Rate: 0.85% on the first $50 million of assets;
                       0.80% on the next $450 million of assets; and 0.75% on assets over $500 million


Name of Fund: Touchstone Global Real Estate Fund
Annual Basic Fee Rate: 0.80%


Name of Fund: Touchstone International Fixed Income Fund
Annual Basic Fee Rate: 0.55% on the first $100 million of
                       assets; 0.50% on the next $150 million of assets; and 0.45% on assets over $250 million


Name of Fund: Touchstone Large Cap Relative Value Fund
Annual Basic Fee Rate: 0.70% on the first $100 million of assets and 0.65% on assets over $100 million


Name of Fund: Touchstone Market Neutral Equity Fund
Annual Basic Fee Rate: 1.30%


Name of Fund: Touchstone Small Cap Core Fund
Annual Basic Fee Rate: 0.85%

Name of Fund: Touchstone Focused Equity Fund
Annual Basic Fee Rate: 0.70% on the first $100 million of
                       assets; 0.65% on the next $400 million of assets; and 0.60% on assets over $500 million


Name of Fund: Touchstone Merger Arbitrage Fund
Annual Basic Fee Rate: 1.05%


Name of Fund: Touchstone Sands Capital Select Growth Fund
Annual Basic Fee Rate: 0.85% on the first $1 billion of assets;
                       0.80% on the next $500 million of assets;
                       0.75% on the next $500 million of assets;
                       0.70% on assets over $2 billion

This Schedule C-1 to the Investment Advisory Agreement is hereby executed as of the date first set above.

TOUCHSTONE FUNDS GROUP TRUST



By: /s/Terrie A. Wiedenheft
Name: Terrie A. Wiedenheft
Title:    Controller and Treasurer


TOUCHSTONE ADVISORS, INC.



By: /s/Jill T. McGruder
Name: Jill T. McGruder
Title:    CEO



By: /s/Terrie A. Wiedenheft
Name:  Terrie A. Wiedenheft
Title:     CFO